                                                                   EXHIBIT 10.13
                                            RICHARD PAULSEN EMPLOYMENT AGREEMENT


                              EMPLOYMENT AGREEMENT



            THIS EMPLOYMENT AGREEMENT (the "Agreement") is entered into as of November 1, 2000 between Commonwealth Energy Corporation, a California corporation (the "Company") and Richard L. Paulsen ("Employee"), with reference to the following:

            A. Employee has heretofore acted as a Consultant to the Company, and in that capacity has rendered valuable services to the Company.

            B. The Company and Employee desire that Employee continue to provide services to the Company as an employee of the Company on the terms provided herein.

            NOW, THEREFORE, in consideration of the various covenants and agreements hereinafter set forth, the parties hereto agree as follows:

1. Term of Employment. The Company hereby employs Employee and Employee accepts such employment for a term of fifty-two (52) months, commencing on November 1, 2000 and terminating on December 31, 2004 (the "Initial Term"); notwithstanding the foregoing, however, the term of this Agreement is subject to earlier termination as provided in Section 7 below.

2. Title and Responsibilities. During the term of this Agreement, Employee shall serve as Chief Operating Officer of the Company and President of the Company's subsidiary Utilihost. In the performance of such duties Employee shall report directly to (and only to) the Chief Executive Officer of the Company (the "CEO") and shall, subject to the reasonable supervision and control of the CEO, have the duties, responsibilities and authority commensurate with such positions in companies comparable to the Company and Utilihost. Employee's office location shall at all times be in offices of the Company located in Orange County, California. Employee may be required to travel from time to time to the extent reasonably necessary to the performance of his duties hereunder.

      Employee shall in good faith and consistent with his ability, experience and talent perform the duties set forth in this Section 2, and shall devote substantially all of his productive time and efforts to the performance of such duties; provided, however, that Employee may participate in civic, charitable, and other not-for-profit activities and manage personal and family investments to the extent that the same does not materially conflict with the discharge of his duties hereunder.

3. Compensation and Benefits. The Company shall pay and/or provide the following compensation and benefits to Employee during the term hereof, and Employee shall accept the same as payment in full for all services rendered by Employee to or for the benefit of the Company:

      3.1 Base Salary. The Company shall pay Employee a salary of $275,000 per annum for the first twelve months of the term of this Agreement, $325,000 per annum for the second twelve months of the term, $375,000 per annum for the third twelve months of the term, and $425,000 per annum thereafter (the "Base Salary"). Notwithstanding the foregoing, the Base Salary shall be subject to review from time to time (not less frequently than at the end of each fiscal year of the Company) and, as a result thereof, may be increased (but not decreased) at the discretion of the CEO and the Compensation Committee of the Company's Board of Directors. In determining such increases in the Base Salary, if any, the CEO and the Compensation Committee of the Company's Board of Directors shall take into account, among other things, the Company's achievement of the objectives set forth in its business plan and the Company's results of operations. The Base Salary shall be payable in accordance with the payroll practices of the Company in effect from time to time.

      3.2 Bonus Based Upon Meters Under Contract. Employee shall be paid a cash bonus with respect to the calendar year ending December 31, 2001 provided that, as of the last day of that calendar year, the number of meters under contract for billing purposes under the TRIUMPH system is not less than 1,000,000. Employee shall be paid a cash bonus with respect to each calendar year thereafter in the amount indicated opposite that calendar year in the table below, provided that, as of the last day of that calendar year, the Company has increased the number of meters under contract for billing purposes under the TRIUMPH system from the last day of the immediately preceding calendar year, on a net basis, by a number of meters which is not less than the number of meters indicated opposite that fiscal year:

       Year Ending             Minimum No. of Meters         Bonus
       -----------             ---------------------         -----
       December 31, 2002       1,500,000                     $ 75,000
       December 31, 2003       2,000,000                     $100,000
       December 31, 2004       2,500,000                     $100,000
       Each year thereafter    1,000,000 more than the       $100,000
                               immediately preceding year


            The bonus with respect to each calendar year shall be due and payable no later than thirty (30) days following the last day of that year. In addition, the Company has to show net income from operations for the year in which the bonus was earned, except in the case of an expansion year, in which case the bonus will be at the discretion of the Company's Board of Directors. For purposes of this Section 3.2, "meters under contract for billing purposes under the TRIUMPH h system" shall include all such meters of the Company's customers, and all meters of any other company utilizing the TRIUMPH system.

      3.3 Bonus Upon Change in Control of the Company. If during the term of this Agreement there is a Change in Control (as defined below), then the Company shall pay to Employee, concurrently with such Change in Control, a cash bonus in an amount equal to the sum of (a) eight times the Employee's then current annual Base Salary; and (b) the amount of taxes payable by Employee under Internal Revenue Code Section 280G with respect to the bonus contemplated by this Section
3.3. The bonus contemplated by this Section 3.3 shall be paid to Employee whether or not Employee elects to terminate this Agreement pursuant to any of the terms of this Agreement. For purposes of this Agreement, a "Change in Control" shall be deemed to have occurred if (i) any "person" (as such term is used in Sections 13(d) and 14(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act")), other than a trustee or other fiduciary holding securities of the Company under an employee benefit plan of the Company, becomes the "beneficial owner" (as defined in Rule 13d-3 promulgated under the Exchange
Act), directly or indirectly, of securities of the Company representing 50% or more of (A) the outstanding shares of common stock of the Company, or (B) the combined voting power of the Company's then-outstanding securities entitled to vote generally in the election of directors; (ii) during any period of not more than two consecutive years, not including any period prior to the date of this Agreement, individuals who at the beginning of such period constitute the Board, and any new director (other than a director designated by a person who has entered into an agreement with the Company to effect a transaction described in clause (iii) below) whose election by the Board or nomination by the Company's shareholders was approved by a vote of at least a majority of the directors still in office who either were in office at the beginning of such period or whose election or nomination for election was previously so approved, ceases for any reason to constitute a majority of the Board; or (iii) the Company is a party to a merger or consolidation which results in the holders of voting securities of the Company outstanding immediately prior thereto failing to continue to represent (either by remaining outstanding or being converted into voting securities of the surviving entity) at least 50% of the combined voting power of the voting securities of the Company or such surviving entity outstanding immediately after such merger or consolidation, or the Company sells or disposes of all or substantially all of the Company's assets or any transaction having similar effect is consummated; or the Company is subject to a hostile takeover in the form of a proxy fight or any other means that allows the company to be controlled by a material change in the Board of Directors. In the event the company is taken over, whether hostile or otherwise, all financial payments and options, earned or otherwise, shall be considered due and owing and shall be considered earned as shown in the following paragraphs 3.1, 3.2, 3.3, 3.4, and 3.5. All payments shall be made to the Employee prior to the changeover date of the event that would take over the company.

      3.4 Stock Option Plan. Concurrently herewith, the Company shall grant to Employee stock options entitling Employee to purchase 900,000 shares of the Company's common stock, with an exercise price of $2.75 per share (the "Options"). The right to exercise the Options shall be vested as to 225,000 shares covered thereby immediately upon the grant of the Options. The Options shall vest as to an additional 225,000 shares on each of December 31, 2001, December 31, 2002 and December 31, 2003; provided, however, that the Options shall vest in full immediately prior to the consummation of any Change in Control. The Options shall have a term of seven years (regardless of any termination of Employee's employment, except as required by Section 422 of the Internal Revenue Code with respect to those of the Options that are "incentive" stock options within the meaning of that Section), and shall, to the maximum extent permitted by law, be "incentive" stock options within the meaning of
Section 422 of the Internal Revenue Code. Employee shall be entitled to include the shares purchased or purchasable upon exercise of the Options in any registration statement hereafter filed by the Company under the Securities Act of 1933, as amended, on a basis which is no less favorable to Employee than the basis on which any other shareholder of the Company is entitled to include such shareholder's shares in such registration statement.

      3.5 Stock Repurchase Option: In the event the company is taken over through any event that takes control of the company itself or by taking control of the Board of Directors, or a sale of assets as defined herein. Whether such a takeover is considered non-consensual or not; hostile or not: all financial payments due to the Employee and all options due to the Employee, at the sole discretion of the employee, shall be considered due and owing and shall be considered earned as shown in the following paragraphs 3.1, 3.2, 3.3, and 3.4. Employee shall have the absolute right, subject to applicable State and Federal securities laws, to be exercised in his sole discretion and in addition to any other compensation or benefits payable to Employee hereunder, to require the Company to repurchase from Employee all capital stock and stock options of the Company then earned or to be earned by Employee at an aggregate repurchase price (see definition below) equal to two (2) times the then aggregate price value of the Company's capital stock; not to exceed a total price of $10.00 per share. The employee, in the employee's sole and absolute discretion, may exercise such right twenty-four (24) hours prior to the closing of such an event. Prior to the closing, as defined herein, the Employee may elect to sell all or some of the Employee's stocks and/or stock options and the Company shall agree to purchase the same capital stock and stock options earned or to be earned by the Employee, at the Employee's sole discretion. The Employee without any representation or warranty by Employee may exercise this option; other than the Employee has good title thereto free of all liens, encumbrances and adverse interests. By Employee delivering to the Company a certificate or certificates representing such capital stock and stock options, or this employment agreement, in each case duly endorsed for transfer or accompanied by appropriate stock powers, and or notice of the exercise of the right to have the Company repurchase the Employee's options and or stock. In which case the Company shall be obligated to immediately deliver to the Employee certified funds representing payment of the purchase price in full for all of the stock, and with regard to the options an amount equal to the difference between the exercise price owed by the Employee for the options and the above referenced repurchase price payable by the Company for the shares that would otherwise be issued in relation to the Employee's options being repurchased by the Company. The term "aggregate price value" shall mean the value of the optioned shares as set forth by the Company for the purposes of calculating the withholding taxes for the applicable issuance period of the options being repurchased. It is acknowledged that any options which vest due to the Change of Control shall be deemed to have been issued on the date of vesting and thus the latest stock price for such options shall be the price used to determine the value for such accelerated vested options. This clause may be invoked by the Employee in the case of any takeover or any Change of Control.

      3.6 Other Fringe Benefits. Employee shall be entitled to participate in all of the Company's incentive and benefit plans and arrangements, including, without limitation, all bonus, compensation and other incentive and benefit plans or arrangements made available now or in the future by the Company to its senior executives, subject to and on a basis consistent with the terms, conditions and overall administration of such plans and arrangements, but on a basis no less favorable than that afforded to any other director, officer or employee of the Company. The Company shall also provide to Employee at the Company's expense all health, medical, hospitalization, life and disability insurance provided to other senior executives of the Company.

      3.7 Expenses. The Company shall promptly reimburse Employee for all out-of-pocket expenses actually incurred by him in connection with the performance of his duties hereunder, subject to Employee's furnishing the Company with evidence in the form of receipts satisfactory to the Company substantiating the claimed expenditures (such expenses being commensurate with the office and executive position of Employee hereunder, and including first class hotel and travel arrangements). Employee's right to be reimbursed for expenses incurred prior to the termination of this Agreement shall survive termination of this Agreement.

      3.8 Vacation. Employee shall be entitled to the number of paid vacation days in each calendar year determined by the Board from time to time for the Company's senior executive officers, but not less than twenty (20) business days in any calendar year. Employee shall also be entitled to all paid holidays given to the Company's senior executive officers.

      3.9 Automobile; Telephone; Etc. During the term hereof the Company shall provide Employee $800 per month for the purposes of the Employee paying for an automobile and related expenses. In addition, the Company shall provide a cell phone and shall reimburse Employee for all charges incurred by him in connection with the use thereof related to the performance of his duties hereunder.

      3.10 Withholding and other Deductions. All compensation payable to Employee hereunder shall be subject to such deductions as the Company is from time to time required to make pursuant to law, governmental regulation or order.

4. Representations and Warranties. Employee represents and warrants to the Company that (a) Employee is under no contractual or other restriction or obligation which is inconsistent with the execution of this Agreement, the performance of his duties hereunder, or the other rights of the Company hereunder; and (b) Employee is under no physical or mental disability that would hinder the performance of his duties under this Agreement. The Company represents and warrants to Employee that (i) the execution and delivery of this Agreement by the Company and the performance of its obligations hereunder have been duly authorized by the Board and no further corporate action on the Company's part is necessary to authorize this Agreement and the performance of such obligations; and (ii) this Agreement constitutes the valid and binding obligation of the Company, enforceable by Employee against the Company strictly in accordance with its terms (subject to laws in effect with respect to creditors' rights generally and applicable principles relating to equitable remedies).

5. Confidential Information. Employee acknowledges that the nature of Employee's engagement by the Company is such that Employee will have access to Confidential Information (as hereinafter defined) which has value to the Company. During the term of this Agreement and at all times thereafter, Employee shall keep all of the Confidential Information in confidence and shall not disclose any of the same to any other person, except the Company's personnel entitled thereto and other persons designated in writing by the Company or except as otherwise required by law. Employee shall not use the Confidential Information for Employee's personal gain or benefit outside the scope of Employee's engagement by the Company. The term "Confidential Information," as used herein, means all information or material not generally known by non-Company personnel which (a) gives the Company some competitive business advantage or the opportunity of obtaining such advantage or the disclosure of which could be materially detrimental to the interests of the Company; (b) which is owned by the Company or in which the Company has an interest; and (c) which is either (i) marked "Confidential Information," "Proprietary Information" or other similar marking,
(ii) known by Employee to be considered confidential and proprietary by the Company, or (iii) from all the relevant circumstances should reasonably be assumed by Employee to be confidential and proprietary to the Company.

6. "Key Man" Insurance. The Company shall have the right to purchase "key-man" life insurance covering Employee, in the name and for the benefit of the Company and at the Company's expense in any amount not exceeding $2,000,000. Employee shall cooperate in all reasonable respects with the Company's efforts to obtain such insurance and shall submit to any required medical or other examination; provided; however, that if such medical or other examination cannot be conducted by Employee's personal physician, then Employee shall have the right to have his personal physician attend the examination. Upon the termination of his employment hereunder, Employee may acquire any such life insurance policy upon paying the Company an amount equal to the insurance policy's cash surrender value, if any, at the time of termination and reimbursing the Company for the pro rata portion of any premium paid applicable to periods subsequent to the termination.

7. Termination; Separation Compensation.

      7.1 Termination. Notwithstanding Section 1 above, Employee's employment with the Company shall terminate upon the earliest to occur of any of the following:

the death of Employee;

the "total disability" of Employee (as hereinafter defined);

the expiration of ten (10) days after the receipt by Employee of written notice of termination executed by the Company if Employee willfully breaches or habitually neglects the duties which he is required to perform under the terms of this Agreement (unless caused by Employee's disability), provided that such termination is approved by not less than a majority of the then current members of the Company's Board of Directors;

the expiration of ten (10) days after the receipt by Employee of written notice of termination executed by the Company if Employee shall make any intentional material misrepresentation to the Company's Board of Directors, commit fraud, embezzlement, misappropriation or any felony or other criminal act with respect to Company, and/or any affiliates thereof, whether or not a criminal or civil charge is filed in connection therewith, provided that such termination is approved by not less than a majority of the then current members of the Company's Board of Directors;

the expiration of one hundred eighty (180) days after receipt by the Company of written notice of termination executed by Employee;

the expiration of ten (10) days after receipt by the Company of written notice of termination executed by Employee if, without Employee's written consent, there shall have been any adverse change in Employee's status, title, position, duties, responsibilities or authorities contemplated by this Agreement; or

the expiration of ten (10) days after receipt by the Company of written notice of termination executed by Employee if there shall have been a material breach by the Company of any of its obligations under this Agreement, which default is not cured within such ten day period.

      7.2 Definition of Total Disability. For purposes of this Agreement, Employee shall be deemed to have suffered a "total disability" if he is unable to perform substantially all of the duties theretofore performed by him under this Agreement by reason of any medically determinable physical or mental impairment which has lasted for not less than one hundred twenty (120) consecutive calendar days or for one hundred fifty (150) calendar days (whether or not consecutive) in any one hundred eighty (180) calendar days. Prior to termination of this Agreement as a result of total disability, and notwithstanding any failure or inability of Employee to render services hereunder, the Company shall continue to pay and/or provide to Employee the compensation and benefits specified in Section 3 hereof.

      7.3 Separation Compensation. If Employee's employment terminates pursuant to Section 7.1(a), (b), (c), (d) or (e) of this Agreement, Employee shall be entitled to receive the Base Salary and other compensation and benefits provided for under this Agreement through the date of termination, but shall not be entitled to receive any severance pay or non-vested employment benefits or options, or any other termination benefits, except to the extent otherwise required to be paid under applicable California law. If Employee's employment terminates for any reason other than pursuant to the provisions of this Agreement referred to in the immediately preceding sentence, then Employee shall be entitled to receive (i) the Base Salary and other compensation and benefits provided for under this Agreement through the date of termination, and (ii) an amount equal to one and one-half times Employee's then current annual Base Salary. The amount specified in clause (ii) above shall be payable in eighteen (18) equal monthly installments, commencing immediately following the termination of Employee's employment. The Company and Employee both agree that the amount of the severance payment specified by the immediately preceding sentence is reasonable under the circumstances existing at the time of the execution of this Agreement.

      7.4 Mitigation. Employee shall not be required to mitigate the amount of any payment provided for in this Section 7 by seeking other employment or otherwise, and the amount of any payment or benefit provided in this Section 7 shall not be reduced by any compensation earned by Employee as a result of employment by another employer or by any other benefits.

8. General Relationship. Employee shall be considered an employee of the Company within the meaning of all federal, state and local laws and regulations including, but not limited to, laws and regulations governing unemployment insurance, workers' compensation, industrial accident, labor and taxes.

9. Indemnification Agreement. As a material inducement to Employee to execute and deliver this Agreement, concurrently with the execution and delivery of this Agreement, the Company and Employee have executed and delivered an Indemnification Agreement in the form attached to this Agreement as Exhibit A.

10. Miscellaneous.

      10.1 Entire Agreement. This Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, supersedes all existing agreements between them concerning such subject matter, and may be modified only by a written instrument duly executed by each party.

      10.2 No Assignment. This Agreement may not be assigned by the Company or Employee without the prior written consent of the other (which consent may be granted or withheld by such party in its sole and absolute discretion), and any attempt to assign rights and duties without such written consent shall be null and void and of no force and effect. Subject to the preceding sentence, this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective successors and assigns.

      10.3 Survival. The covenants, agreements, representations and warranties contained in or made pursuant to this Agreement shall survive Employee's termination of employment, irrespective of any investigation made by or on behalf of any party.

      10.4 Third Party Beneficiaries. This Agreement does not create, and shall not be construed as creating, any rights enforceable by any person not a party to this Agreement.

      10.5 Waiver. The failure of either party hereto at any time to enforce performance by the other party of any provision of this Agreement shall in no way affect such party's rights thereafter to enforce the same, nor shall the waiver by either party of any breach of any provision hereof be deemed to be a waiver by such party of any other breach of the same or any other provision hereof.

      10.6 Section Headings. The headings of the several sections in this Agreement are inserted solely for the convenience of the parties and are not a part of and are not intended to govern, limit or aid in the construction of any term or provision hereof.

      10.7 Notices. All notices and other communications required or permitted under this Agreement shall be in writing, served personally on, telecopied, sent by courier or other express private mail service, or mailed by certified, registered or express United States mail postage prepaid, and shall be deemed given upon receipt if delivered personally, telecopied, or sent by courier or other express private mail service, or if mailed when actually received as shown on the return receipt. Notices shall be addressed as follows:

            (a)   If to the Company, to:

                        Commonwealth Energy Corporation
                        15901 Red Hill Avenue
                        Suite 100
                        Tustin, CA  92780

If to Employee, to:

                        Richard L. Paulsen
                        30842 Steeplechase Drive
                        San Juan Capistrano, CA 92675

            Either party may change its address for purposes of this Section by giving to the other, in the manner provided herein, a written notice of such change.

      10.8 Severability. All sections, clauses and covenants contained in this Agreement are severable, and in the event any of them shall be held to be invalid by any court, this Agreement shall be interpreted as if such invalid sections, clauses or covenants were not contained herein.

      10.9 Applicable Law. This Agreement is made with reference to the laws of the State of California, shall be governed by and construed in accordance therewith, and any court action brought under or arising out of this Agreement shall be brought in any competent court within the State of California, County of Orange.

      10.10 Attorneys' Fees. If any legal action, arbitration or other proceeding is brought for the enforcement of this Agreement, or because of any alleged dispute, breach, default or misrepresentation in connection with this Agreement, the successful or prevailing party shall be entitled to recover reasonable attorneys' fees and other costs it incurred in that action or proceeding, in addition to any other relief to which it may be entitled.

      10.11 Gender. Where the context so requires, the use of the masculine gender shall include the feminine and/or neuter genders and the singular shall include the plural, and vice versa, and the word "person" shall include any corporation, firm, partnership or other form of association.

      10.12 Counterparts. This Agreement may be executed in one or more counterparts, each of which shall be deemed an original, but all of which together shall constitute one and the same Agreement.



            IN WITNESS WHEREOF, the parties hereto have caused this Agreement to be duly executed as of the date hereinabove set forth.



      COMMONWEALTH ENERGY CORP.                     EMPLOYEE

      By:    /s/ Ian B. Carter                      /s/ Richard L. Paulsen
             ------------------------------         ----------------------------
             Ian B. Carter, Chairman of the         Richard L. Paulsen
             Board and CEO


      By:    /s/ Robert C. Perkins
             ------------------------------
             Robert C. Perkins, Director
             Compensation Committee

Exhibit A - Indemnification Agreement, attached hereto and made a part hereof

                                    EXHIBIT A

                            INDEMNIFICATION AGREEMENT

        THIS INDEMNIFICATION AGREEMENT (this "Agreement") is made and entered into and is effective as of November 1, 2000, by and between COMMONWEALTH ENERGY CORPORATION, a California corporation (the "Corporation"), and RICHARD L. PAULSEN, an individual ("Indemnitee").

                                    RECITALS:

        A. Indemnitee performs a valuable service to the Corporation in his capacity as an officer of the Corporation.

        B. The shareholders of the Corporation have adopted Bylaws (the "Bylaws") providing for the indemnification of the officers, directors, employees and other agents of the Corporation as authorized by the California Corporations Code, as amended (the "Code").

        C. The Bylaws and the Code, by their non-exclusive nature, permit contracts between the Corporation and its directors, officers, employees and other agents with respect to indemnification of such persons.

        D. In accordance with the authorization provided by the Bylaws and the Code, the Corporation is entitled to purchase a policy or policies of Directors' and Officers' Liability Insurance ("Insurance") covering certain liabilities which may be incurred by its directors and officers in the performance of their duties to the Corporation.

        E. As a result of developments affecting the terms, scope and availability of Insurance, there exists general uncertainty as to the extent of protection afforded such persons by such Insurance and by statutory and bylaw indemnification provisions.

        F. In order to induce Indemnitee to continue to serve as an officer of the Corporation, the Corporation has determined and agreed to enter into this Agreement with Indemnitee.

        NOW, THEREFORE, the parties hereto agree as follows:

        1. SERVICES TO THE CORPORATION. Indemnitee will serve, at the will of the Corporation or under separate contract, if any such contract exists, as an officer of the Corporation or as a director, officer or other fiduciary of the Corporation or an affiliate of the Corporation (including any employee benefit plan of the Corporation) faithfully and to the best of his ability so long as he is duly elected and qualified in accordance with the provisions of the Bylaws, other applicable constitutive documents of the Corporation or such affiliate, or other separate contract, if any such contract exists; provided, however, that Indemnitee may at any time and for any reason resign from such position (subject to any contractual obligation that Indemnitee may have assumed apart from this Agreement) and that the Corporation or any affiliate shall have no obligation under this Agreement to continue Indemnitee in any such position.

        2. INDEMNITY OF INDEMNITEE. The Corporation shall hold harmless, indemnify and advance expenses to Indemnitee as provided in this Agreement and to the fullest extent authorized, permitted or required by the provisions of the Bylaws and the Code, as the same may be amended from time to time (but, only to the extent that such amendment permits the Corporation to provide broader indemnification rights than were permitted by the

Bylaws or the Code prior to adoption of such amendment). The rights of Indemnitee provided under the preceding sentence shall include, but shall not be limited to, the rights set forth in the other sections of this Agreement.

        3. ADDITIONAL INDEMNITY. In addition to and not in limitation of the indemnification otherwise provided for herein, and subject only to the exclusions set forth in Section 4 hereof, the Corporation hereby further agrees to hold harmless and indemnify Indemnitee:

                (a) Against any and all expenses (including reasonable attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay because of any claim or claims made against or by him in connection with any threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative (including an action by or in the right of the Corporation) to which Indemnitee is, was or at any time becomes a party, or is threatened to be made a party, by reason of the fact that Indemnitee is, was or at any time becomes a director, officer, employee or other agent of the Corporation, or is or was serving or at any time serves at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise; and

                (b) Otherwise to the fullest extent as may be provided to Indemnitee by the Corporation under the non-exclusivity provisions of the Code.

        4. LIMITATIONS ON ADDITIONAL INDEMNITY. No indemnity pursuant to Section 3 hereof shall be paid by the Corporation:

                (a) On account of any claim against Indemnitee for an accounting of profits made from the purchase or sale by Indemnitee of securities of the Corporation pursuant to the provisions of Section 16(b) of the Securities Exchange Act of 1934 and amendments thereto or similar provisions of any federal, state or local statutory law;

                (b) On account of Indemnitee's conduct that was knowingly fraudulent or deliberately dishonest, or that constituted willful misconduct;

                (c) On account of Indemnitee's conduct that constituted a breach of Indemnitee's duty of loyalty to the Corporation or resulted in any personal profit or advantage to which Indemnitee was not legally entitled;

                (d) For which payment has actually been made to Indemnitee under a valid and collectible insurance policy or under a valid and enforceable indemnity clause, bylaw or agreement, except in respect of any excess beyond payment under such insurance, clause, bylaw or agreement;

                (e) If indemnification is not lawful (and, in this respect, both the Corporation and Indemnitee have been advised that the Securities and Exchange Commission believes that indemnification for liabilities arising under the federal securities laws is against public policy and is, therefore, unenforceable and that claims for indemnification should be submitted to appropriate courts for adjudication) or is prohibited by any applicable state securities laws with respect to any violation of applicable federal or state securities laws; or

                (f) In connection with any proceeding (or part thereof) initiated by Indemnitee, or any proceeding by Indemnitee against the Corporation or its directors, officers, employees or other agents, unless (i) such indemnification is expressly required to be made by law, (ii) the proceeding was authorized by the Board of Directors of the Corporation, (iii) such indemnification is provided by the Corporation, in its sole discretion, pursuant to the powers vested in the Corporation under the Code, or (iv) the proceeding is initiated pursuant to Section 9 hereof.



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

        5. CONTINUATION OF INDEMNITY. All agreements and obligations of the Corporation contained herein shall continue during the period Indemnitee is a director, officer, employee or other agent of the Corporation (or is or was severing at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise) and shall continue thereafter so long as Indemnitee shall be subject to any possible claim or threatened, pending or completed action, suit or proceeding, whether civil, criminal, arbitrative, administrative or investigative, by reason of the fact that Indemnitee was a director of the Corporation or serving in any other capacity referred to herein.

        6. PARTIAL INDEMNIFICATION. Indemnitee shall be entitled under this Agreement to indemnification by the Corporation for a portion of the expenses (including attorneys' fees), witness fees, damages, judgments, fines and amounts paid in settlement and any other amounts that Indemnitee becomes legally obligated to pay in connection with any action, suit or proceeding referred to in Section 3 hereof even if not entitled hereunder to indemnification for the total amount thereof, and the Corporation shall indemnify Indemnitee for the portion thereof to which Indemnitee is entitled.

        7. NOTIFICATION AND DEFENSE OF CLAIM. Not later than thirty (30) days after receipt by Indemnitee of notice of the commencement of any action, suit or proceeding, Indemnitee will, if a claim in respect thereto is to be made against the Corporation under this Agreement, notify the Corporation of the commencement thereof; but the omission so to notify the Corporation will not relieve it from any liability which is may have to Indemnitee otherwise than under this Agreement. With respect to any such action, suit or proceeding as to which Indemnitee notifies the Corporation of the commencement thereof:

                (a) The Corporation will be entitled to participate therein at its own expense;

                (b) Except as otherwise provided below, the Corporation may, at its option and jointly with any other indemnifying party similarly notified and electing to assume such defense, assume the defense thereof, with counsel reasonably satisfactory to Indemnitee. After notice from the Corporation to Indemnitee of its election to assume the defense thereof, the Corporation will not be liable to Indemnitee under this Agreement for any legal or other expenses subsequently incurred by Indemnitee in connection with the defense thereof except for reasonable costs of investigation or otherwise as provided below. Indemnitee shall have the right to employ separate counsel in such action, suit or proceeding but the fees and expenses of such counsel incurred after notice from the Corporation of its assumption of the defense thereof shall be at the expense of Indemnitee unless (i) the employment of counsel by Indemnitee has been authorized by the Corporation, (ii) Indemnitee shall have reasonably concluded that there may be a conflict of interest between the Corporation and Indemnitee in the conduct of the defense of such action, or (iii) the Corporation shall not in fact have employed counsel to assume the defense of such action, in each of which cases the fees and expenses of Indemnitee's separate counsel shall be at the expense of the Corporation. The Corporation shall not be entitled to assume the defense of any action, suit or proceeding brought by or on behalf of the Corporation or as to which Indemnitee shall have made the conclusion provided for in (ii) above; and

                (c) The Corporation shall not be liable to indemnify Indemnitee under this Agreement for any amounts paid in settlement of any action or claim effected without its written consent, which shall not be unreasonably withheld. The Corporation shall be permitted to settle any action except that it shall not settle any action or claim in any manner which would impose any penalty or limitation on Indemnitee without Indemnitee's written consent which may be given or withheld in Indemnitee's sole discretion.

        8. EXPENSES. The Corporation shall advance, prior to the final disposition of any proceeding, promptly following request therefor, all expenses incurred by Indemnitee in connection with such proceeding upon receipt of an undertaking by or on behalf of Indemnitee to repay said amounts it if shall be determined ultimately that Indemnitee is not entitled to be indemnified under the provisions of this Agreement, the Bylaws, the Code or otherwise.



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

        9. ENFORCEMENT. Any right to indemnification or advances granted by this Agreement to Indemnitee shall be enforceable by or on behalf of Indemnitee in any court of competent jurisdiction if (i) the claim for indemnification or advances is denied, in whole or in part, or (ii) no disposition of such claim is made within ninety (90) days of request therefor. Indemnitee, in such enforcement action, if successful in whole or in part, shall be entitled to be paid also the expense of prosecuting his claim. It shall be a defense to any action for which a claim for indemnification is made under Section 3 hereof (other than an action brought to enforce a claim for advancement of expenses pursuant to Section 8 hereof, provided that the required undertaking has been tendered to the Corporation) that Indemnitee is not entitled to indemnification because of the limitations set forth in Section 4 hereof, but the burden of proving such defense shall be on the Corporation. Neither the failure of the Corporation (including its Board of Directors or its shareholders) to have made a determination prior to the commencement of such enforcement action that indemnification of Indemnitee is proper in the circumstances, nor an actual determination by the Corporation (including its Board of Directors or its shareholders) that such indemnification is improper, shall be a defense to the action or create a presumption that Indemnitee is not entitled to indemnification under this Agreement or otherwise.

        10. SUBROGATION. In the event of payment under this Agreement, the Corporation shall be subrogated to the extent of such payment to all of the rights of recovery of Indemnitee, who shall execute all documents required and shall do all acts that may be necessary to secure such rights and to enable the Corporation effectively to bring suit to enforce such rights.

        11. NON-EXCLUSIVITY OF RIGHTS. The rights conferred on Indemnitee by this Agreement shall not be exclusive of any other right which Indemnitee may have or hereafter acquire under any statute, provision of the Articles of Incorporation, the Bylaws, agreement, vote of shareholders or directors or otherwise, both as to action in his/her official capacity and as to action in another capacity while holding office.

        12. SURVIVAL OF RIGHTS.

                (a) The rights conferred on Indemnitee by this Agreement shall continue after Indemnitee has ceased to be a director, officer, employee or other agent of the Corporation or to serve at the request of the Corporation as a director, officer, employee or other agent of another corporation, partnership, joint venture, trust, employee benefit plan or other enterprise and shall inure to the benefit of Indemnitee's heirs, executors and administrators.

                (b) The Corporation shall require any successor (whether direct or indirect, by purchase, merger, consolidation or otherwise) to all or substantially all of the business or assets of the Corporation, expressly to assume and agree to perform this Agreement in the same manner and to the same extent that the Corporation would be required to perform if no such succession had taken place.

        13. SEPARABILITY. Each of the provisions of this Agreement is a separate and distinct agreement and independent of the others, so that if any provision hereof shall be held to be invalid for any reason, such invalidity or unenforceability shall not affect the validity or enforceability of the other provisions hereof. Furthermore, if this Agreement shall be invalidated in its entirety on any ground, then the Corporation shall nevertheless indemnify Indemnitee to the fullest extent provided by the Bylaws, the Code or any other applicable law.

        14. GOVERNING LAW. This Agreement shall be interpreted and enforced in accordance with the laws of the State of California.

        15. AMENDMENT AND TERMINATION. No amendment, modification, termination or cancellation of this Agreement shall be effective unless in writing signed by both parties hereto.



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

        16. IDENTICAL COUNTERPARTS. This Agreement may be executed in one or more counterparts, each of which shall for all purposes be deemed to be an original but all of which together shall constitute but one and the same Agreement. Only one such counterpart need be produced to evidence the existence of this Agreement.

        17. HEADINGS. The headings of the sections of this Agreement are inserted for convenience only and shall not be deemed to constitute part of this Agreement or to affect the construction hereof.

        18. NOTICES. All notices, requests, demands and other communications hereunder shall be in writing and shall be deemed to have been duly given (i) upon delivery if delivered by hand to the party to whom such notice or other communication shall have been directed, or (ii) if mailed by certified or registered mail with postage prepaid, on the third business day after the date on which it is so mailed:

               (a)     If to Indemnitee, to:

                       Mr. Richard L. Paulsen
                       30842 Steeplechase Drive
                       San Juan Capistrano, CA 92675

               (b)     If to the Corporation, to:

                       Commonwealth Energy Corporation
                       15901 Redhill Avenue
                       Tustin, CA 92780
                       Attn: Chairman of the Board

or to such other address(es) as may have been furnished to/by Indemnitee to/by the Corporation.

        IN WITNESS WHEREOF, the parties hereto have duly executed this Indemnification Agreement as of the day and year first above written.

                                        CORPORATION

                                        COMMONWEALTH ENERGY CORPORATION, a
                                        California corporation

                                        By: /s/ IAN CARTER
                                           -------------------------------------
                                           Ian Carter, Chairman of the Board and
                                           Chief Executive Officer


                                        INDEMNITEE

                                        /s/ RICHARD L. PAULSEN
                                        ----------------------------------------
                                        Richard L. Paulsen



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